Calculation of Filing Fee Tables
S-3
CARVANA CO.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.001 per share	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Class A Common Stock, par value $0.001 per share	415(a)(6)			$ 76,491,359.00			S-3	333-264391	04/20/2022	$ 11,290.13
			Total Offering Amounts:				$ 76,491,359.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1.a An indeterminate amount of Class A Common Stock is being registered as may from time to time be offered at indeterminate prices. The proposed maximum offering price per security and aggregate offering price will be determined from time to time in connection with issuances of securities registered under this registration statement. 1.b In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees. Any registration fee will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r). 1.c Pursuant to Rule 416 under the Securities Act of 1933, the Class A Common Stock being registered hereunder include such indeterminate number of shares of Class A Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

[2]	The registrant previously filed (i) a prospectus supplement, dated July 19, 2023 pursuant to a Registration Statement on Form S-3ASR (File No. 333-264391), in effect as of April 20, 2022 (the "Prior Registration Statement"), which registered an aggregate of $1,000,000,000 of Class A Common Stock, and (ii) a prospectus supplement amendment, dated July 31, 2024 pursuant to the Prior Registration Statement, which registered an additional aggregate of $685,932,897 of Class A Common Stock. Shares of our Class A Common Stock having an aggregate offering price of up to $76,491,359 (the "Existing ATM Shares") were not sold under the Prior Registration Statement. A registration fee of $11,290.13 was previously paid in connection with these unsold Existing ATM Shares. In accordance with Rule 415(a)(6), the securities registered pursuant to this registration statement include the Existing ATM Shares, and the registration fee totaling $11,290.13 that was previously paid with respect to the Existing ATM Shares will continue to be applied to the Existing ATM Shares. Pursuant to Rule 415(A)(6), the offering of the Existing ATM Shares under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.